Contact:	Paul Coghlan	5:00 EDT
	Vice President, Finance, Chief Financial Officer	October 14, 2014
	(408) 432-1900	NATIONAL DISTRIBUTION

LINEAR TECHNOLOGY REPORTS INCREASES IN REVENUE AND NET INCOME OVER THE COMPARABLE PRIOR YEAR PERIOD. REVENUE ALSO INCREASED SEQUENTIALLY WHEREAS NET INCOME WAS UNCHANGED.

Milpitas, California, October 14, 2014, Linear Technology Corporation (NASDAQ:LLTC), a leading, independent manufacturer of high performance linear integrated circuits, today reported financial results for the fiscal quarter ended September 28, 2014.  Quarterly revenues of $371.1 million for the first quarter of fiscal year 2015 increased $5.6 million or 1.5% over the previous quarter's revenue of $365.4 million and increased $30.7 million or 9.0% over $340.4 million reported in the first quarter of fiscal year 2014.  Net income of $129.5 million decreased $0.3 million from the fourth quarter of fiscal year 2014 and increased $21.6 million or 20.0% over the first quarter of fiscal year 2014.  First quarter net income and earnings per share were negatively impacted by a higher effective income tax rate of 26% that more than offset the benefit of lower interest expense that resulted from the extinguishment of the Convertible Senior Notes at the end of fiscal 2014.  Diluted earnings per share of $0.53 per share in the first quarter of fiscal year 2015 was flat compared to the fourth quarter of fiscal year 2014 and increased $0.08 per share or 18% over the first quarter of fiscal year 2014.

Our cash, cash equivalents and marketable securities increased by $14.9 million over the fourth quarter of fiscal year 2014 to $1,028 million.  A cash dividend of $0.27 per share will be paid on November 26, 2014 to stockholders of record on November 14, 2014.  During the first quarter the Company generated positive cash flows from operations of $136.4 million or 36.8% of total revenues.  The Company has historically generated strong cash flows from its operations.  During the first quarter of fiscal year 2015 the Company returned $99.8 million to shareholders in the form of dividends of $65.7 million, representing $0.27 per share and stock purchases of $34.1 million. The Board of Directors authorized the Company to purchase, depending on market conditions, up to 10 million shares of its outstanding common stock in the open market over the next two years.

 According to Lothar Maier, CEO, “For our first fiscal quarter, we grew revenue $5.6 million which approximated the midpoint of our guidance, of 1% to 3% and represented 9% growth over the similar quarter in the prior year.  Operating income grew in concert with sales and remained an industry leading 47% of sales.  Bookings were down from the prior quarter while our book to bill ratio was only modestly negative.  Seasonally this is typical performance for us as our major end markets, industrial and automotive, generally experience some softness in the summer and fall, but show strength in the first half of the calendar year.  The industrial end-market was 43% of our business, down from 44% last quarter whereas automotive at 19% was similar to last quarter.

Looking forward, revenue in the December quarter is typically down from the September quarter, averaging down sequentially 6% over the past four years.  Based upon this and our current bookings rate, we are forecasting revenue to be down 3% to 6% sequentially though up year over year in the 4% to 8% range.  Overall, we remain optimistic about the increased electronics content in our end markets, especially automotive and industrial. ”

Except for historical information contained herein, the matters set forth in this press release are forward-looking statements.  In particular, the statements regarding the demand for our products, our customers' ordering patterns and the anticipated trends in our sales and profits are forward-looking statements.  The forward-looking statements are dependent on certain risks and uncertainties, including such factors, among others, as the timing, volume and pricing of new orders received and shipped, the timely introduction of new processes and products, general and country specific conditions in the world economy and financial markets and other factors described in our 10-K for the quarter ended June 29, 2014.

Company officials will be discussing these results in greater detail in a conference call tomorrow, Wednesday, October 15, 2014 at 8:30 a.m. Pacific Coast Time.  Those investors wishing to listen in may call 719-457-2643, or toll free 800-500-0920 before 8:15 a.m. to be included in the audience.  There will be a live webcast of this conference call that can be accessed through www.linear.com or www.streetevents.com.  A replay of the conference call will be available from October 15, 2014 through October 22, 2014. You may access the archive by calling (719) 457-0820 or toll free (888) 203-1112 and entering reservation #1896570.  An archive of the webcast will also be available at www.linear.com and www.streetevents.com as of October 22, 2014 until the first quarter earnings release next year.

Linear Technology Corporation, a member of the S&P 500, has been designing, manufacturing and marketing a broad line of high performance analog integrated circuits for major companies worldwide for over three decades. The Company’s products provide an essential bridge between our analog world and the digital electronics in communications, networking, industrial, automotive, computer, medical, instrumentation, consumer, and military and aerospace systems. Linear Technology produces power management, data conversion, signal conditioning, RF and interface ICs, µModule® subsystems, and wireless sensor network products. For more information, visit www.linear.com

For further information contact Paul Coghlan at Linear Technology Corporation, 1630 McCarthy Blvd., Milpitas, California 95035-7417, (408) 432-1900.

LINEAR TECHNOLOGY CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

U.S. GAAP (unaudited)

	Three Months Ended
	September 28,	June 29,	September 29,
	2014	2014	2013

Revenues	$371,060	$365,428	$340,357
Cost of sales(1)	89,007	87,579	84,001
Gross profit	282,053	277,849	256,356
Expenses:
Research and development (1)	65,600	64,785	61,512
Selling, general and administrative(1)	42,089	41,419	38,678
Total operating expenses	107,689	106,204	100,190
Operating income	174,364	171,645	156,166
Interest expense	—	(2,271)	(6,813)
Amortization of debt discount(2)	—	(1,885)	(5,446)
Interest income and other income	581	452	882
Income before income taxes	174,945	167,941	144,789
Provision for income taxes	45,486	38,206	36,921
Net income	$129,459	$129,735	$107,868

Earnings per share:
Basic	$0.53	$0.53	$0.45
Diluted	$0.53	$0.53	$0.45

Shares used in determining earnings per share:
Basic	244,145	243,279	238,146
Diluted	244,801	244,935	239,328

Includes the following non-cash charges:
(1) Stock-based compensation
Cost of sales	$2,100	$2,043	$1,964
Research and development	9,791	9,513	9,162
Selling, general and administrative	5,056	4,913	4,730
(2) Amortization of debt discount
(non-cash interest expense)	—	1,885	5,446

LINEAR TECHNOLOGY CORPORATION

CONSOLIDATED CONDENSED BALANCE SHEETS

(in thousands)

U.S. GAAP (unaudited)

	September 28, 2014	June 29, 2014
ASSETS:
Current assets:
Cash, cash equivalents and marketable securities	$1,027,643	$1,012,787
Accounts receivable, net of allowance for doubtful
accounts of $1,653 ($1,653 at June 29, 2014)	175,494	173,340
Inventories	97,642	91,310
Deferred tax assets and other current assets	86,916	87,276
Total current assets	1,387,695	1,364,713

Property, plant & equipment, net	291,333	277,080
Other noncurrent assets	13,235	13,785
Total assets	$1,692,263	$1,655,578

LIABILITIES & STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$27,037	$28,221
Accrued income taxes, payroll & other accrued liabilities	125,406	141,275
Deferred income on shipments to distributors	46,705	45,619
Total current liabilities	199,148	215,115

Deferred tax and other noncurrent liabilities	109,837	109,094

Stockholders’ equity:
Common stock	1,964,206	1,948,006
Accumulated deficit	(581,086)	(616,992)
Accumulated other comprehensive loss	158	355
Total stockholders’ equity	1,383,278	1,331,369
	$1,692,263	$1,655,578

LINEAR TECHNOLOGY CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Three Months Ended
	September 28,	June 29,	September 29,
	2014	2014	2013
Cash flow from operating activities:
Net income	$129,459	$129,735	$107,868
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,214	12,851	12,835
Stock-based compensation	16,947	16,469	15,856
Amortization of convertible senior notes discount	—	1,885	5,446
Excess tax benefit from stock-based compensation	(2,202)	(4,101)	(1,529)
Change in operating assets and liabilities:	(21,042)	46,903	(18,278)

Cash provided by operating activities	136,376	203,742	122,198

Cash flow from investing activities:
Net purchases and proceeds from sale and maturities of available-
for-sale securities	(26,426)	101,618	83,552
Purchase of property, plant and equipment	(26,917)	(21,033)	(3,888)
Cash (used in) provided by investing activities	(53,343)	80,585	79,664

Cash flow from financing activities:
Extinguishment of Convertible Senior Notes	—	(845,087)	—
Excess tax benefit from stock-based compensation	2,202	4,101	1,529
Issuance of common stock under employee stock plans	3,323	9,910	21,655
Purchase of common stock	(34,086)	(36,202)	(14,671)
Payment of cash dividends	(65,739)	(66,095)	(62,059)
Cash used in financing activities	(94,300)	(933,373)	(53,546)

(Decrease) increase in cash and cash equivalents	(11,267)	(649,046)	148,316
Cash and cash equivalents, beginning of period	157,323	806,369	126,650
Cash and cash equivalents, end of period	$146,056	$157,323	$274,966